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                                                               Exhibit 1.1

                           ACT TELECONFERENCING, INC.

                           750,000 SHARES COMMON STOCK
                                       AND
                       WARRANTS TO PURCHASE 187,500 SHARES
                                  ($__,000,000)

                                AGENCY AGREEMENT
                                ----------------

May __, 2000

John G. Kinnard & Company, Incorporated
920 Second Avenue South
Minneapolis, MN 55402

Gentlemen and Ladies:

     The undersigned, ACT Teleconferencing, Inc., a Colorado corporation (the "COMPANY"), confirms its agreement with you, John G. Kinnard & Company, Incorporated (the "AGENT"), subject to the terms and conditions stated herein, to act as its exclusive agent with respect to the offer and sale (the "OFFERING") of shares of the Company's Common Stock, without par value (the "Shares") and Warrants to purchase shares of the Company's Common Stock (the "WARRANTS") as follows:

     1. DESCRIPTION OF OFFERING. The Company proposes to issue and sell through the Agent, on a "best efforts" basis up to 750,000 Shares and Warrants to purchase up to 187,500 Shares, provided that the Shares and Warrants shall be offered together at the ratio of a Warrant to purchase one Share for each four Shares purchased. The Shares, the Warrants, the Agent's Warrant (as defined below) and the shares of Common Stock issuable upon exercise of the Warrants and the Agent's Warrant are collectively referred to herein as the "SECURITIES."

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with the Agent, as to the following:

     (a) A registration statement on Form S-1 (Registration No. 333-32156) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") promulgated thereunder and has been filed with the Commission under the Act. If the Company has elected to rely upon Rule 462(b) under the Act to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of the registration statement as amended to date have been delivered by the Company to the Agent. Such registration statement, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act and the information (if

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any) deemed to be part thereof pursuant to Rules 430A and 434(d) under the
Act, and all prospectuses included as a part thereof, all financial statements included in such registration statement, and all schedules and exhibits thereto, as amended at the time when the registration statement shall become effective, are herein referred to as the "REGISTRATION STATEMENT," and the term "PROSPECTUS" as used herein shall mean the final prospectus included as a part of the Registration Statement on file with the Commission when it becomes effective (except that if a prospectus is filed by the Company pursuant to Rules 424(b) and 430A under the Act, the term "PROSPECTUS" as used herein shall mean the prospectus so filed pursuant to Rules 424(b) and 430A (including any term sheet meeting the requirements of Rule 434 under the Act provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Act)). The term "PRELIMINARY PROSPECTUS" as used herein means any prospectus used prior to the Effective Date (as defined in Section 5(A) hereof) and included as a part of the Registration Statement, prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rules 430A or 434 under the Act. Copies of the Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

     (b) When declared effective, and at all times subsequent thereto up to each closing date, the Registration Statement and Prospectus and all amendments thereof and supplements thereto, will comply in all material respects with the provisions of the Act and the Rules and Regulations. Neither the Commission nor any state securities division has issued any order (i) preventing or suspending the use of any Preliminary Prospectus, (ii) issuing a stop order with respect to the offering of the Shares or (iii) requiring the recirculation of a Preliminary Prospectus. The Registration Statement (as amended, if the Company shall have filed with the Commission any post effective amendments thereto) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus, at the time of filing thereof, the Registration Statement as of the date declared effective and at all times subsequent thereto up to each closing date, and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) conformed and conforms in all material respects to the requirements of the Act and the Rules and Regulations and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this section 2(b) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus (or any amendment thereof or supplement thereto) which are based upon and conform to information furnished to the Company by the Agent, in writing specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement. There is no contract or other document of the Company of a character required by the Act or the Rules and Regulations to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

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     (c)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full corporate power and authority, to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or lease of its properties, or the conduct of its business, requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders' equity, business, property or prospects of the Company. Except as set forth in
Exhibit 21.1 to the Registration Statement, the Company has no subsidiaries, is not affiliated with, nor owns any stock or other equity interest of, any other company or business entity.

     (d) The Company has all necessary material authorizations, licenses, approvals, consents, permits, certificates and orders of and from all state, federal, foreign and other governmental or regulatory authorities to own its properties and to conduct its business as described in the Registration Statement and Prospectus, is conducting its business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, and has received no notice of nor has it knowledge of any basis for any proceeding or action for the revocation or suspension of any such authorizations, licenses, approvals, consents, permits, certificates or orders.

     (e) The Company is not in violation of or in default under (i) its Articles of Incorporation or Bylaws, (ii) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, license, indenture, bond mortgage, loan agreement, joint venture or partnership agreement, lease, agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, (iii) any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, which violation or default would have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders' equity, business, property or prospects of the Company or the ability of the Company to consummate the transactions contemplated hereby.

     (f) The Company has full requisite power and authority to enter into this Agreement and the Agent's Warrant. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance and other equitable remedies, and except as the enforceability of the indemnification or contribution provisions hereof may be affected by applicable federal or state securities laws (collectively, the "ENFORCEABILITY LIMITATIONS"). The Agent's Warrant has been duly authorized and upon execution and delivery by the Company at the closing of the transactions contemplated by this Agreement, will be a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, subject to the Enforceability Limitations. The performance of this Agreement and the Agent's


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Warrant and the consummation of the transactions herein and therein contemplated will not result in a material breach or violation of any of the terms and provisions of or constitute a material default under (i) any bond, debenture, note or other evidence of indebtedness, or any contract, license, indenture, mortgage, loan agreement, joint venture or partnership agreement, lease, agreement or other instrument to which the Company is a party or by which the property of the Company is bound, (ii) the Company's Articles of Incorporation or Bylaws, or (iii) any statute or any order, rule or regulation of any court, governmental agency or body having jurisdiction over the Company. No consent, approval, authorization or order of any court, governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated or contemplated by the Warrant Agreement, except such as may be required under the Act or under state or other securities laws.

     (g) There are no actions, suits or proceedings pending before any court or governmental agency, authority or body to which the Company is a party or of which the business or property of the Company is the subject which (i) might result in any material adverse change in the condition (financial or otherwise), shareholders' equity, results of operations, business or prospects of the Company, (ii) materially and adversely affect its properties or assets, or (iii) prevent consummation of the transactions contemplated by this Agreement. To the best of the Company's knowledge, no such actions, suits or proceedings are threatened.

     (h) The Company has the duly authorized and outstanding capitalization set forth under the caption "Capitalization" in the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable. The Shares and the Warrants conform in all material respects to the description thereof contained in the Registration Statement and Prospectus. The Shares to be sold by the Company hereunder and under the Warrants and the Agent's Warrant have been duly authorized and, when issued and delivered pursuant to this Agreement, the Warrants and the Agent's Warrant, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. No statutory preemptive rights or similar rights to subscribe for or purchase shares of capital stock of any security holders of the Company exist with respect to the issuance and sale of the Shares or the Warrants or the Agent's Warrant by the Company. Except as described in the Prospectus, the Company has no agreement with any security holder which gives such security holder the right to require the Company to register under the Act any securities of any nature owned or held by such person in connection with the transactions contemplated by this Agreement. Except as described in the Prospectus, there are no outstanding options, warrants, agreements, contracts or other rights to purchase or acquire from the Company any shares of its capital stock. Except as described in the Prospectus, there are no agreements among the Company's executive officers and directors and any other persons with respect to the voting or transfer of the Company's capital stock or with respect to other aspects of the Company's affairs. Upon payment for and delivery of the Shares and Warrants to be sold by the Company pursuant to this Agreement, the purchasers will acquire good and marketable title to such Shares and Warrants, free and clear of all liens, encumbrances or claims created by actions of the Company. Upon payment for and delivery of the Shares to be sold by the Company pursuant to the Warrants and the Agent's Warrant, the holders of such Warrants will acquire good and marketable title to such Shares, free and clear of all liens, encumbrances or claims created by actions of the

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Company. The certificates evidencing the Shares will comply as to form with all applicable provisions of the laws of the State of Colorado.

     (i) The financial statements of the Company, together with the related notes, included in the Registration Statement and Prospectus (the "Financial Statements") fairly and accurately present the financial position, the results of operations and changes in shareholders' equity and cash flows of the Company at the dates and for the respective periods to which such Financial Statements apply. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement. The summary and selected consolidated financial data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein.

     (j) Ernst & Young, LLP, which has expressed its opinion with respect to the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations thereunder.

     (k) Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has not been any material adverse change, or any development, event or occurrence in the business of the Company that, taken together with other developments, events and occurrences with respect to such business, would have or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company or the management, shareholders' equity, results of operations, business, property or prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any transaction not in the ordinary course of business entered into by the Company which is material to the Company, other than transactions described or contemplated in the Registration Statement, (iii) the Company has not incurred any material liabilities or obligations, which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, (iv) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (v) there has not been any change in the capital stock of the Company (other than upon the exercise of options and warrants described in the Registration Statement) or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company, (vi) there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company, other than any dividends or distributions described or contemplated in the Registration Statement, or (vii) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company.

     (l) The Company has filed all necessary federal, state, local and foreign income and franchise tax returns and paid all taxes shown as due thereon. The Company has no knowledge of

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any tax deficiency which either has been or might be asserted against it which would materially and adversely affect the Company's business or properties.

     (m) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (n) The Company has good and marketable title to all of the property, real and personal, described in the Registration Statement or Prospectus as being owned by the Company, free and clear of all liens, encumbrances, equities, charges or claims, except as do not materially interfere with the uses made and to be made by the Company of such property or as disclosed in the Financial Statements. The Company has valid and binding leases to the real and personal property described in the Registration Statement or Prospectus as being under lease to the Company, except as to those leases which are not material to the Company or the lack of enforceability of which would not materially interfere with the use made and to be made by the Company of such leased property.

     (o) There has been no unlawful storage, treatment or disposal of waste by the Company at any of the facilities owned or leased thereby, except for such violations which would not have a material adverse effect on the condition, (financial or otherwise) or the shareholders' equity, results of operation, business, properties or prospects of the Company. There has been no material spill, discharge, leak, emission, ejection, escape, dumping or release of any kind onto the properties owned or leased by the Company, or into the environment surrounding those properties, of any toxic or hazardous substances, as defined under any federal, state or local regulations, laws or statutes, except for those releases either permissible under such regulations, laws or statutes or otherwise allowable under applicable permits or which would not have a material adverse effect on the condition (financial or otherwise) or the shareholders' equity, results of operation, business, properties or prospects of the Company.

     (p) Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Employee Benefit Plan"), and each bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plan, program, agreement or arrangement of, or applicable to employees or former employees of, the Company or with respect to which the Company could have any liability ("Benefit Plans"), was or has been established, maintained and operated in all material respects in compliance with all applicable federal, state, and local statutes, orders, governmental rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No Benefit Plan is or was subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code. The Company does not, either directly or indirectly as a member of a controlled group within the

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meaning of Sections 414(b), (c), (m) and (o) of the Code ("Controlled
Group"), have any material liability that remains unsatisfied or arising under Section 502 of ERISA, Subchapter D of Chapter 1 of Subtitle A of the Code or under Chapter 43 of Subtitle D of the Code. No action, suit, grievance, arbitration or other matter of litigation or claim with respect to any Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) is pending or, to the Company's knowledge, threatened or imminent against or with respect to any Benefit Plan, any member of a Controlled Group that includes the Company, or any fiduciary within the meaning of Section 3(21) of ERISA with respect to a Benefit Plan which, if determined adversely to the Company, would have a material adverse effect on the Company. Neither the Company nor any member of a Controlled Group that includes the Company, has any knowledge of any facts that could give rise to any action, suit, grievance, arbitration or any other manner of litigation or claim with respect to any Benefit Plan.

     (q) No labor disturbance or dispute by the employees or consultants or contractors of the Company exists or, to the Company's knowledge, is threatened which could reasonably be expected to have a material adverse effect on the conduct of the business or the financial condition (financial or otherwise), results of operations, properties or prospects of the Company.

     (r)  Except as disclosed in the Prospectus:

          (i) The Company owns or possesses the full rights to use or is licensed to use all patents, patent applications, inventions, copyrights, trademarks, service marks, applications for registration of trademarks and service marks, trade secrets, know-how and other intellectual property proprietary information or know-how reasonably necessary for the conduct of its present or intended business as described in the Prospectus ("Proprietary Rights"); there are no pending legal, governmental or administrative proceedings relating to the Proprietary Rights to which the Company is a party or of which any property of the Company is subject; and no such proceedings are, to the best of the Company's knowledge, threatened or contemplated against the Company by any governmental agency or authority or by others;

          (ii) The Company has not received notice of any material conflict or claim with asserted intellectual property rights of any third parties;

          (iii) To the best of the Company's knowledge, the Company does not infringe upon the rights or claimed rights of any person under or, with respect to, any of the Proprietary Rights referred to in Section 2 (r)(i) above; except as disclosed in the Prospectus, the Company is not obligated nor is it under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Proprietary Rights, with respect to the use thereof or in connection with the conduct of its business or otherwise; and to the best of the Company's knowledge, the Company is not using any confidential information or trade secrets of any other party in the conduct of its business;

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          (iv) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to the Proprietary Rights other than in the ordinary course of business;

          (v) To the best of the Company's knowledge, the Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing;

          (vi) The Company is in compliance in all material respects with its contractual obligations relating to the protection of any Proprietary Rights used pursuant to licenses; and

          (vii) The Company owns and/or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and any other technical data or information necessary to the development, manufacture, operation and sale of all products sold or proposed to be sold by it, free and clear of any rights, liens and claims of others.

     (s) The Company maintains insurance, which is in full force and effect, of the types and in the amounts reasonably adequate for its business and, to the best of its knowledge, consistent with coverage comparable to the insurance maintained by similar companies or businesses.

     (t) The Company has not sold any securities in violation of Section 5 of the Act.

     (u) The conditions for use of a registration statement on Form S-1 for the distribution of the Shares have been satisfied with respect to the Company.

     (v) The Company intends to apply the proceeds from the sale of the Shares and Warrants by it to the purposes and substantially in the manner set forth in the Prospectus.

     (w) No person is entitled, directly or indirectly, to compensation from the Company or the Agent for services as a finder in connection with the transactions contemplated by this Agreement.

     (x) All material transactions between the Company and its shareholders who beneficially own more than 5% of any class of the Company's voting securities have been accurately disclosed in the Prospectus, and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

     (y) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary

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Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

     (z) The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

     (aa) The Company's shares are listed on the Nasdaq SmallCap Market.

     (bb) To the Company's knowledge, none of the Company's officers, directors or security holders has any affiliations with the National Association of Securities Dealers, Inc., except as set forth in the Registration Statement or as otherwise disclosed in writing to the Agent.

     (cc) The Company is not, and upon completion of the sale of the Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     (dd) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company, nor any affiliate thereof, does business with the government of Cuba or with any person of affiliate located in Cuba.

     (ee) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's fee, broker's fee or other agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     Any certificate signed by any officer of the Company and delivered to the Agent or counsel to the Agent shall be deemed to be a representation and warranty of the Company to the Agent as to the matters covered thereby.

     3.   REPRESENTATIONS AND WARRANTIES OF THE AGENT.

     The Agent represents that:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite corporate power to carry on its business as set forth in the Memorandum.

     (b) It is licensed as a broker-dealer, authorized to conduct offerings of the sort contemplated hereby by the Commission and the Blue Sky authorities of each state in which the Company and the Agent have agreed or will agree to offer the Shares and is a member in good

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standing of the National Association of Securities Dealers, Inc., and, to the
best of the Agent's knowledge, no proceedings are pending or threatened to revoke or limit any such status.

     (c) This Agreement has been duly authorized and executed by the Agent and is a legal, valid and binding agreement of the Agent enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Limitations.

     (d) The Agent will provide each of its offerees of Shares a copy of the Prospectus during the course of the Offering.

     (e) Prior to the closing of the Offering, if any event affecting the Company or the Agent should occur which the Company or its counsel or the Agent or its counsel believe should be set forth in a supplement or amendment to the Prospectus, the Agent will promptly distribute such supplement or amendment to persons who have previously received a copy of the Prospectus from the Agent and who continue to be interested in the Offering and further will include such supplement or amendment in all further deliveries of the Prospectus. The Company shall, at its own expense, promptly prepare and furnish to the Agent a reasonable number of copies of that supplement or amendment for such distribution.

     4.   BEST EFFORTS OFFERING OF THE SHARES AND THE WARRANTS.

     (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company appoints the Agent as its exclusive agent to effect sales of the Shares and Warrants on a "best efforts, all or none" basis with respect to, for the account and risk of the Company, at a price of $___ per Share (with accompanying Warrants to purchase one share for each four shares purchased) and upon the other terms and conditions set forth in the Prospectus. The Agent agrees to use its best efforts as such agent to procure purchasers for the Shares and Warrants during a period commencing with the date of this Agreement and ending with the Termination Date (as defined below) of the Agreement. The Agent may, in its sole discretion, use the services of other brokers or dealers in connection with the offer and sale of the Shares and pay any portion of the Agent's Commission (as defined below) to such brokers or dealers who are members of the NASD.

     (b) The Company will pay the Agent, as compensation for its services hereunder, a cash commission of 7% of the aggregate gross proceeds received from sales of Shares and Warrants in the Offering (the "AGENT'S COMMISSION"). The Agent's Commission with respect to particular Shares and Warrants shall be paid to the Agent by wire transfer on the Closing Date with respect to such Shares.

     (c) Unless the Agreement is extended, or earlier terminated as provided herein, in the event that the offering is not completed on or before June 30, 2000, unless such date is extended by mutual agreement of the Company and the Agent, the Agreement shall terminate and neither party to this Agreement shall have any future obligation to the other hereunder, except as set forth in
Section 11.

     5. AGENT'S WARRANT. The Company shall sell to the Agent for $1 a five-year warrant to purchase a number of shares of the Common Stock equal to 10% of the number of Shares sold in the Offering (the "AGENT'S WARRANT"). The Agent's Warrant shall be dated as of the Termination Date, shall be issued as soon as practicable thereafter, and shall be exercisable beginning one year after the effective date of the Offering at a price equal to 120% of the closing bid price per share of the Company's common stock as reported by Nasdaq for the day preceding the effective date of the Offering. The Agent's Warrant shall contain such further terms as those provided in and be substantially similar to that of EXHIBIT A. The shares of Common Stock issuable upon exercise of the Agent's Warrant are referred to herein as the "AGENT'S WARRANT SHARES."

     6. BLUE SKY QUALIFICATIONS. The Offering will be qualified for sale under the Blue Sky Laws of such states as the Agent and the Company may agree, it being understood that the Agent may refuse to go forward with the Offering if, in its judgment, the Offering is not qualified in such states as the Agent deems necessary to reasonably complete the Offering. The necessary legal work for such qualifications will be performed by counsel for the Agent at the expense of the Company.

     7. FURTHER AGREEMENTS OF THE COMPANY. The Company further covenants and agrees with the Agent as to the following:

     (a) If the Company has elected to rely on Rule 430A under the Act, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 under the Act) containing the information omitted therefrom pursuant to Rule 430A under the Act with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, under the Act; if the Company has elected to rely upon Rule 462(b) under the Act to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) under the Act; the Company will prepare and file with the Commission, promptly upon the request of the Agent, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 under the Act) that, in the opinion of the Agent, may be necessary or advisable in connection with the offer of the Securities by the Agent; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 under the Act) to which the Agent shall reasonably object by notice to the Company after having been furnished with a copy a reasonable time prior to the filing.

     (b) The Company will advise the Agent promptly of (i) any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or (iv) the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will promptly prepare and file at its own expense with the Commission any amendments of, or supplements to, the Registration Statement and the Prospectus which may be necessary in connection with the offer of the Shares and Warrants by the Agent. During the period when a Prospectus relating to the Shares and Warrants is required to be delivered under the Act, the Company will promptly file any amendments of, or supplements to, the Registration Statement and the Prospectus which may be necessary to correct any untrue statement of a material fact or any omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will not file any amendment of, or supplement to, the Registration Statement or Prospectus, after the Effective Date, which shall not previously have been submitted to the Agent and its counsel a reasonable time prior to such proposed filing or to which the Agent shall have reasonably objected. In case the Agent is required to deliver a prospectus in connection with sales of any Shares or Warrants at any time nine months or more after the Effective Date, upon the request of the Agent but at the expense of the Agent, the Company will prepare and deliver to the Agent as many copies as the Agent may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

     (d) The Company will endeavor to qualify or register the Shares for sale or obtain appropriate exemptions from such qualification or registration so as to permit sale of the Shares and Warrants under the securities laws of such jurisdictions as the Agent may reasonably designate and the Company will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or registration. In each jurisdiction in which the Shares shall have been qualified or registered as above provided, the Company will continue such qualifications or registrations in effect for so long as may be required for purposes of the distribution of the Shares and make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction to permit secondary trading of the same; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Shares.

     (e) The Company will furnish to the Agent, as soon as available, copies of the Registration Statement and all amendments (two of which will be signed and which shall include all exhibits), each Preliminary Prospectus, if any, the Prospectus and any amendments or supplements to such documents including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as the Agent may from time to time reasonably request. The Company specifically authorizes the Agent to use and distribute copies of such Preliminary Prospectuses and Prospectuses in connection with the sale of the Shares as and to the extent permitted by the federal and applicable state and local securities laws.

     (f) The Company will make generally available to its security holders an earnings statement, in a form complying with requirements of Section 11(a) of the Act and Rule 158 thereunder, as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which occurs the first anniversary date of the Effective Date, meeting the requirements of Section 11(a) of the Act covering a period of at least 12 consecutive months beginning after the Effective Date, and will advise you in writing when such statement has been so made available.

     (g) The Company will, for such period up to two years from the Closing Date, deliver to the Agent copies of its annual report and copies of all other documents, and information furnished by the Company to its security holders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act, or any state securities commission by the Company. The Company will deliver to the Agent similar reports with respect to significant subsidiaries, if any, as that term is defined in the rules and regulations under the Act, which are not consolidated in the Company's financial statements.

     (h) The Company shall be responsible for and pay all costs and expenses incident to the performance of its obligations under this Agreement including, without limiting the generality of the foregoing, (i) all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses, if any, the Prospectus and any amendments thereof or supplements to any of the foregoing; (ii) the issuance and delivery of the Shares and Warrants, including taxes, if any; (iii) the cost of all certificates representing the Shares and Warrants; (iv) the fees and expenses of the Transfer Agent for the Shares; (v) the fees and disbursements of counsel for the Company; (vi) all fees and other charges of the independent public accountants of the Company; (vii) the cost of furnishing and delivering to the Agent copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses, the Prospectus and any amendments of, or supplements to, any of the foregoing; (viii) the NASD filing fee; (ix) all fees and expenses of counsel for the Agent incurred in qualifying the Shares for sale under the laws of such jurisdictions designated by the Agent (including filing fees). In addition, the Company shall reimburse the Agent's out-of-pocket expenses in connection with the Offering as currently structured as well as the expenses incurred by the Agent as underwriter for the proposed, but uncompleted public offering which preceded the current Offering. Reimbursable expenses shall include reasonable legal fees incurred by the Agent. In the event this Agreement is terminated pursuant to Section 13 below, the Company shall remain obligated to pay the Agent its actual accountable out-of-pocket expenses, plus any fees and expenses described in (ix) above.

     (i) The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and Warrants and will not effect any sales of any security of the Company which are required to be disclosed in response to Item 701 of Regulation S-X of the Commission which have not been so disclosed in the Registration Statement.

     (j) Upon completion of this offering, the Company will use its best efforts to maintain the listing of its Common Stock on the National Association of Securities Dealers Automated Quotation System (Nasdaq) National Market or SmallCap Market or any other national securities exchange.

     (k) The Company will apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus.

     (l) During the period ending on the final Closing Date, the Company agrees that it will issue press releases, make public statements and respond to inquiries of the press and securities analysts only after conferring with its counsel and with the Agent.

     (m) Prior to or as of either closing date, the Company shall have performed each condition to closing required to be performed by the Company pursuant to Section 8 hereof.

          8. CONDITIONS TO THE AGENT'S OBLIGATIONS. The Agent's obligation to sell the Shares and close hereunder shall be subject to the condition that all representations and warranties and other statements herein of the Company are true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed prior to the sale of the Shares and closing hereunder, and the following additional conditions:

     (a) The Registration Statement has been declared effective by the Commission (and the date of effectiveness shall be referred to herein as the "Effective Date"). All filings required by Rules 424, 430A and 434 under the Act shall have been timely made. No stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Agent, threatened by the Commission or any state securities commission or similar regulatory body. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Agent and its legal counsel.

     (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 8(b) shall not apply to statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by the Agent specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

     (c) Subsequent to the Effective Date, and except as contemplated or referred to in the Prospectus, the Company shall not have incurred any direct or contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the exercise of options or warrants described in the Registration Statement and the Prospectus), or any change in the short-term debt or long-term debt (including capitalized lease obligations) of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any change or any development involving a prospective change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in the judgment of the Agent makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered.

     (d) The Agent shall have received the opinion of Faegre & Benson LLP, counsel for the Company, dated the Closing Date, addressed to the Agent covering certain corporate matters to the effect that:

          (i) The Company as been duly incorporated and is validly existing in good standing under the laws of the State of Colorado; has the corporate power to own, lease and operate its properties and conduct its businesses as described in the Prospectus; and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and in which the failure to be so qualified or in good standing would have a material adverse effect on condition (financial or otherwise), shareholders' equity, results of operations, business, properties or prospects of the Company.

          (ii) The Company has the number of authorized and outstanding shares of capital stock of the Company as set forth under the caption "Capitalization" of the Prospectus, and all issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. There are no statutory preemptive rights, or to the best knowledge of such counsel, no similar subscription or purchase rights of securities holders of the Company with respect to issuance or sale of the Shares and the Warrants by the Company pursuant to this Agreement, and no rights to require registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement exist. The Shares and the Warrants conform as to matters of law in all material respects to the description of such made in the Prospectus, and such description accurately sets forth the material legal provisions thereof required to be set forth in the Prospectus.

          (iii) The Shares have been duly authorized and, upon delivery to the Agent against payment therefor, will be validly issued, fully paid and nonassessable.

          (iv) The Warrants have been duly authorized and issued and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws effecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Common Stock issuable upon exercise of the Warrants has been duly authorized and reserved by the Company and when issued as provided for in the Warrants, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof in the Prospectus.

          (v) The certificates evidencing the Shares comply as to form with the applicable provisions of the laws of the State of Colorado.

          (vi) The Agent's Warrant has been duly authorized and issued and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws effecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Common Stock issuable upon exercise of the Agent's Warrant has been duly authorized and reserved by the Company and when issued as provided for in the Agent's Warrant, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof in the Prospectus.

          (vi) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop orders suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, contemplated under the Act.

          (vii) Upon payment for and delivery of the Shares and Warrants to be sold by the Company pursuant to this Agreement, the purchasers will acquire good and marketable title to such Shares and Warrants, free and clear of all liens, encumbrances or claims created by actions of the Company.

          (viii) To such counsel's knowledge, there are no material legal or governmental proceedings, pending or threatened, before any court or administrative body or regulatory agency, to which the Company or its affiliates is a party or to which any of the properties of the Company or its affiliates are subject that are required to be disclosed in the Registration Statement or Prospectus that are not so described, or statutes, regulations, or legal or governmental proceedings that are required to be described in the Registration Statement or Prospectus that are not so described.

          (ix) To such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or required to be incorporated by reference into the Prospectus which are not disclosed or filed or incorporated by reference, as required.

          (x) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the issuance and sale of the Shares as contemplated under this Agreement, except such as may be required under the Act or under state or other securities laws in connection with the offer and sale of the Shares and Warrants by the Agent.

          (xi) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and supporting financial and statistical data and information included or incorporated therein, as to which such counsel need express no opinion) conform in all material respects with the requirements of the Act and the Rules and Regulations, and the conditions for use of a registration statement on Form S-1 for the distribution of the Shares have been satisfied with respect to the Company.

          (xii) The statements (i) in the Prospectus under the caption "RISK FACTORS -Provisions of our articles of incorporation could delay or prevent a change of control," "BUSINESS -- Regulation" -- Facilities," "MANAGEMENT Executive Compensation," "-- key employee agreements," "-- key employee insurance," "-- Stock options," "CERTAIN TRANSACTIONS," "DESCRIPTION OF SECURITIES," "SHARES ELIGIBLE FOR FUTURE SALE" "INDEMNIFICATION OF OFFICERS AND DIRECTORS," and "LEGAL PROCEEDINGS" insofar as such statements constitute a summary of statutes, legal and governmental proceeding, contracts and other documents, are accurate summaries and fairly present the information called for with respect to such matters.

          (xiii) Such counsel does not know of any contracts, agreements, documents or instruments required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and does not know of any amendment to the Registration Statement required to be filed that has not been filed; and insofar as any statements in the Registration Statement or the Prospectus constitute summaries of any contract, agreement, document or instrument to which the Company is a party, such statements are accurate summaries and fairly present the information called for with respect to such matters.

          (xiv) To such counsel's knowledge, there are no defects in title or leasehold interests, or any liens, encumbrances, equities, charges or claims, not disclosed in the Registration Statement or Prospectus which would materially affect the present occupancy or use of any of the real or personal property owned or leased by the Company.

          (xv) The Company has the corporate power and authorization to enter this Agreement and to authorize, issue and sell the Shares and Warrants as contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and judicial limitations on the right of specific performance and other equitable remedies and except as the enforceability of indemnification or contribution provisions hereof may be limited by action of a court interpreting or applying federal or state securities laws or equitable principles.

          (xvi) The performance of this Agreement and the consummation of the transactions described herein will not result in a violation of or default under, the Company's Articles of Incorporation, Bylaws or other governing documents. To the best of such counsel's knowledge, (a) the Company is not in violation of, or in default under, its Articles of Incorporation, Bylaws or other governing documents; and (b) the performance of this Agreement and the consummation of the transactions described herein will not result in a material violation of, or a material default under, the terms or provisions of (A) any bond, debenture, note, or other evidence of indebtedness or any contract, license, indenture, mortgage, loan agreement, joint venture or partnership agreement, lease, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (B) any law, order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental agency or court having jurisdiction over the Company or any of its properties.

          (xvii) To such counsel's knowledge, sales of unregistered securities by the Company prior to the Effective Date were exempt from registration requirements of the Act and are not required to be integrated, under Rule 502(a) of Regulation D of the Act, with the public offering contemplated hereby.

          (xviii) The Company is not, and immediately upon completion of the sale of the Shares contemplated hereby will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

          (xix) To the best of such counsel's knowledge, the Company is not engaged in any negotiations regarding any form of business combination with another entity.

          (xx) To such counsel's knowledge, there is no pending or threatened claim, action or proceeding by any person or governmental agency which challenges the rights of the Company with respect to any material intellectual property of the Company, except as provided in the Prospectus.

          (xxi) Such counsel has performed certain trademark searches, but has conducted no patent searches nor reviewed patentability issues on behalf of the Company. To such counsel's knowledge, and based solely upon such searching and review, the Company's current products, services and processes do not infringe on any intellectual property rights of any third parties, except as set forth in the Prospectus.

          (xxii) To the knowledge of such counsel, and based solely on the searching and review identified above, the Company's trademark registrations which have been issued by the United States Patent and Trademark Office have been fully maintained and are in full force and effect. Such counsel gives no opinion, however, as to whether any third party could successfully challenge the validity or enforceability of any of such trademark registrations.

     In expressing the foregoing opinion, as to matters of fact relevant to conclusions of law, counsel may rely, to the extent that they deem proper, upon certificates of public officials and of the officers of the Company, and opinions of other legal counsel to the Company, provided that copies of all such certificates and opinions are attached to the opinion.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or Prospectus, in connection with such counsel's representation, investigation and due inquiry of the Company in the preparation of the Registration Statement and Prospectus, such counsel has no reason to believe that, (i) as of its Effective Date, the Registration Statement or any further amendment thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) made by the Company prior to the Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii), as of its date, the Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) made by the Company prior to the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii), as of the Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (e) The Agent shall have received from Fredrikson & Byron, P.A., its counsel, such opinion or opinions as the Agent may reasonably require, dated the Closing Date, with respect to the sufficiency of corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and other related matters as the Agent may reasonably request; and the Company and its counsel shall have furnished to said counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters. In connection with such opinion, as to matters of fact relevant to conclusions of law, such counsel may rely, to the extent that they deem proper, upon representations or certificates of public officials and of responsible officers of the Company.

     (f) The Agent and the Company shall have received letters, dated the Closing Date, as the case may be, from Ernst & Young, to the effect that they are independent public accountants with respect to the Company within the meaning of the Act and the related rules and regulations, stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations, and containing such other statements and information of the type ordinarily included in accountants' "comfort letters" to agents with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) The Agent shall have received from the Company a certificate, dated as of the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that as of the Closing Date:

          (i) The representations and warranties of the Company in this Agreement are true and correct as if made on and as of each Closing Date. The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at, or prior to, each such Closing Date.

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is pending or to the best knowledge of such officers contemplated under the Act.

          (iii) Neither the Registration Statement nor the Prospectus nor any amendment thereof or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth; provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by the Agent specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as contemplated or referred to in the Prospectus, the Company has not incurred any direct or contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, or declared or paid any dividend or made any distribution of any kind with respect to its capital stock, and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the exercise of options or warrants described in the Registration Statement and the Prospectus) and there has not been any material adverse change in the capital stock, short-term debt, or long-term debt (including capitalized lease obligations) of the Company, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in or affecting the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, shareholders' equity or results of operations of the Company.

          (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss of, or damage to, its properties, whether or not insured.

          (vi) Except as is otherwise expressly stated in the Registration Statement and Prospectus there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body, or, to the best of such officer's knowledge, threatened, to which the Company is a party or of which the business or property of the Company is the subject.

     (h) The Agent shall have received, dated the Closing Date, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying such resolutions and certifying that the Articles of Incorporation and the Bylaws of the Company have been validly adopted and have not been amended or modified, except as described in the Prospectus.

     (i) The Shares shall have been duly listed on either the Nasdaq SmallCap Market or the Nasdaq National Market.

     (j) The Company shall have furnished to the Agent, dated as of the date of the Closing Date, such further certificates and documents as the Agent shall have reasonably required.

     (k) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Agent and its legal counsel. All statements contained in any certificate, letter or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

     (l) The Agent may waive in writing the performance of any one or more of the conditions specified in this Section 8 or extend the time for their performance.

     (m) If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Agent hereunder may be canceled at, or at any time prior to, the Closing Date by the Agent. Any such cancellation shall be without liability of the Agent to the Company or to any other party, and shall not relieve the Company of its obligations under Section 7(h) hereof. Notice of such cancellation shall be given to the Company at the address specified in
Section 17 hereof in writing, or by facsimile or telephone and confirmed in writing.

     9.   INDEMNIFICATION.

     (a) The Company hereby agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Agent or each such controlling person may become subject, under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus including any amendment thereof, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or Prospectus including any amendment thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to quality the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse the Agent and each such controlling person for any legal or other expenses reasonably incurred by the Agent or controlling person (subject to the limitation set forth in Section 9(d) hereof, in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, or alleged untrue statement, omission or alleged omission, made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, the Agent in writing specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus but eliminated, remedied or corrected in the Prospectus (or any amendment or supplement thereto) such indemnity agreement shall not inure to the benefit of the Agent (or to the benefit of any person who controls the Agent), if the person asserting any loss, claim, damage or liability as a result of such untrue statement or omission was solicited by the Agent and was not sent or given a copy of the Prospectus with, or prior to, the written confirmation of the sale of such Shares to such person by the Agent unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 7(c). This indemnity agreement is in addition to any liability which the Company may otherwise have.

     (b) The Agent agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement and each person who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any director, officer, or controlling person may become subject, under the Act, the Exchange Act, the common law, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or Prospectus, including any amendment thereof, (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or Prospectus including any amendment thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by the Agent and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each of the above cases to the extent, but only the extent, that such untrue statement, alleged untrue statement, omission or alleged omission, was made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, the Agent in writing specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by the Agent and filed in any jurisdiction; and the Agent will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement is in addition to any liability which the Agent may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party will not relieve such party from any liability under this Section 9 as to the particular item for which indemnification is then being sought, unless such failure so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for such parties and controlling persons to be represented by separate counsel, any indemnified party shall have the right to employ separate counsel to represent it and all other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agent against the Company or by the Company against the Agent hereunder, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, if the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party shall have the right to select separate counsel to assume such defense and to otherwise participate in the defense of such action on behalf of such indemnified party and all other parties and their controlling persons. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

     10.  CONTRIBUTION.

     (a) If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless any indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Agent from the offering of the Shares. In the event that the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Agent in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The Company and the Agent agree that contribution determined by per capita allocation (even if the Agent were considered a single person) would not be equitable. The respective relative benefits received by the Company on the one hand, and the Agent, on the other, shall be deemed to be in the same proportion (a) in the case of the Company as the total price paid to the Company for the Shares and the Warrants (net of Agent's commission payable but before deducting expenses) bears to the aggregate Offering Price of the Shares, and (b) in the case of the Agent, as the aggregate Agent's commission received by them bears to the aggregate Offering Price of the Shares, in each case as reflected in the Prospectus. The relative fault of the Company and the Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 10, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. No person guilty of fraudulent misrepresentation (within the meaning of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an the Agent within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Agent, each person who controls the Company within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.

     (b) Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit, or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this Section 10, unless such failure to so notify prejudices the Contributing Party's ability to defend such action. Any notice given pursuant to Section 9 hereof shall be deemed to be like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

     (c) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have, and the obligations of the Agent under this Section 10 shall be in addition to any liability which the Agent may otherwise have.

     11. SURVIVAL. The respective indemnity and contribution agreements of the Company and the Agent contained in Sections 9 and 10, respectively, the representations and warranties of the Company set forth in Section 2 hereof and the covenants of the Company set forth in Section 7 hereof shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Agent, the Company, any of its officers and directors or any controlling person referred to in Sections 9 and 10 and shall survive the delivery of and payment for the Shares and the Warrants. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

     12. CLOSING AND DELIVERY OF SHARES. At each closing (a "CLOSING"), the Company will deliver to the Agent certificates representing the Shares sold to purchasers pursuant to the Offering as instructed by the Agent against payment therefor. The initial Closing shall be held as soon as practicable. Thereafter, additional Closings may be held as agreed upon by the Company and the Agent. The times and dates of each Closing are herein collectively referred to as a "CLOSING DATE."

     13.  EFFECTIVE DATE OF THE AGREEMENT AND TERMINATION.

     (a)  This Agreement is effective as of the date first written above.

     (b) This Agreement shall terminate on June 30, 2000, unless extended by mutual agreement of the Company and the Agent. In addition, this Agreement may be terminated at any time by agreement of the parties, or by the Agent upon written or telegraphic notice to the Company if:

          (i) the market value of securities in general or political, financial or economic conditions shall have so materially changed as in the Agent's judgment to render it impractical or inadvisable to proceed with the best efforts offering of the Shares;

          (ii) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power or a formal declaration of war by the United States of America shall have occurred;

          (iii) trading in securities on the New York Stock Exchange or the American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established in either exchange by action of such exchange, the Commission or other governmental or regulatory authority; or

          (iv) any other restrictions (including, without limitation, any banking moratorium) on transactions in securities materially affecting the free market for securities or the payment for such securities shall have been established by either exchange, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order.

This Agreement may also be terminated by either party upon 15 days written or telegraphic notice to the other. The date on which this Agreement is terminated is referred to herein as the "TERMINATION DATE."

     14. INFORMATION FURNISHED BY THE AGENT. The statements under the caption "Distribution" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished by, or on behalf of, the Agent in writing specifically for use with reference to the Agent referred to in Section 2(b) and
Section 11 hereof.

     15. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota without regard to its choice of law provisions.

     16. PARTIES. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company and the officers and directors of the Company and each person who controls the Company or the Agent and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares through the Agent, or any other party, shall be deemed a successor or assign by reason merely of such purchase.

     17. NOTICES. All notices or communications hereunder, except as herein otherwise provided shall be in writing and if to be given to the Agent, shall be mailed, delivered, or telegraphed and confirmed to:

                  John G. Kinnard & Company, Incorporated
                  920 Second Avenue South
                  Minneapolis, MN 55402
                  Attention:  Roger Jones
         with a copy to:

                  Fredrikson & Byron, P.A.
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, MN 55402
                  Attention:  Robert K. Ranum

or if to be given to the Company, shall be mailed, delivered, or telegraphed and confirmed to:

                  ACT Teleconferencing, Inc.
                  1658 Cole Boulevard, Suite 130
                  Golden, Colorado 80401
                  Attention:  Gavin J. Thomson

         with a copy to:

                  Faegre & Benson LLP
                  370 Seventeenth Street, Suite 2500
                  Denver, Colorado 80202
                  Attention:  William J. Campbell

     18. ENTIRE AGREEMENT; CONSTRUCTION. This Agreement and Letter Agreement, together with any addenda thereto, represent the only agreements among the parties concerning the subject matter hereof. In the event of a conflict or inconsistency between this Agreement and the Letter Agreement, the terms of this Agreement shall control.

     19. EXECUTION. This Agreement may be executed by any one or more of the parties hereto, in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts, when delivered, shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding as the Agent, please sign and return to the Company a counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance shall constitute a binding agreement by and between you, as the Agent, and the Company.

                                  Very truly yours,

                                  ACT Teleconferencing, Inc.


                                  By
                                    --------------------------------------------

                                   Its
                                      ------------------------------------------

Accepted and agreed to this
___ day of May, 2000.

John G. Kinnard & Company, Incorporated

By
  --------------------------------------------

 Its
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